                                                                     EXHIBIT 4.2


                            DEVON ENERGY CORPORATION

                                       to

                              THE BANK OF NEW YORK,

                                   as Trustee


                          ----------------------------


                          Supplemental Indenture No. 1
                           Dated as of March 25, 2002

                                       to

                                    Indenture
                            Dated as of March 1, 2002


                          ----------------------------


                                 $1,000,000,000

                        7.95% Senior Debentures due 2032

         SUPPLEMENTAL INDENTURE NO. 1 dated as of March 25, 2002 (the "Supplemental Indenture"), between DEVON ENERGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has heretofore delivered to the Trustee an Indenture dated as of March 1, 2002 (the "Senior Indenture") providing for the issuance from time to time of Debt Securities of the Company (the "Debt Securities").

         Section 3.01 of the Senior Indenture provides that various matters with respect to any series of Debt Securities issued under the Senior Indenture may be established in an indenture supplemental to the Senior Indenture.

         Section 12.01(f) of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Debt Securities of any series as contemplated by Sections 2.01 and 3.01 of the Senior Indenture.

         All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and legally binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the series of Debt Securities provided for herein, as follows:

                                   ARTICLE ONE

                    RELATION TO SENIOR INDENTURE; DEFINITIONS

         SECTION 1.1. RELATION TO SENIOR INDENTURE. This Supplemental Indenture constitutes an integral part of the Senior Indenture.

         SECTION 1.2. DEFINITIONS. (a) For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

                  (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

                  (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

         (b) The following definitions applicable to the series of Debt Securities provided for herein shall be in addition to those indicated in
Section 1.01 of the Senior Indenture:

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Optional Redemption Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Debentures, yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Optional Redemption Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such Redemption Date.

         "Independent Investment Banker" means Banc of America Securities LLC or UBS Warburg LLC, as selected by the Company, or if either such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Trustee.

         "Optional Redemption Reference Treasury Dealer" means each of up to five dealers to be selected by the Company, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a primary U.S. governmental securities dealer (a "Primary Treasury Dealer"), the Company will substitute for it another Primary Treasury Dealer.

         "Optional Redemption Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Optional Redemption Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the Debentures.

         "Optional Redemption Comparable Treasury Price" means (1) the average of five Optional Redemption Reference Treasury Dealer Quotations for the applicable Redemption Date, after excluding the highest and lowest Optional Redemption Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Optional Redemption Reference Treasury Dealer Quotations, the average of all such quotations.

         "Optional Redemption Reference Treasury Dealer Quotations" means, with respect to each Optional Redemption Reference Treasury Dealer and any Redemption Date for the Debentures, the average, as determined by the Independent Investment Banker of the bid and asked prices for the Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker and the Trustee at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                                   ARTICLE TWO

                            THE SERIES OF DEBENTURES

         SECTION 2.1. TITLE OF THE DEBT SECURITIES. There is hereby created under the Senior Indenture a series of Debt Securities designated the "7.95% Senior Debentures due 2032" (the "Debentures").

         SECTION 2.2. LIMITATIONS ON AGGREGATE PRINCIPAL AMOUNT. The aggregate principal amount of the Debentures shall be initially limited to $1,000,000,000, subject to the Company's right to increase such limit following the original issuance of the Debentures upon delivery to the Trustee of a Company Order specifying any higher limit. Except as provided in this Section, the Company shall not execute and the Trustee shall not authenticate or deliver Debentures in excess of such aggregate principal amount.

         Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Debentures, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of the Debentures under the circumstances contemplated in Section 3.04, 3.05, 3.06, 4.06 and 12.06 of the Senior Indenture.

         SECTION 2.3. INTEREST AND INTEREST RATES; MATURITY DATE OF DEBENTURES. The Debentures will bear interest at a rate of 7.95% per annum, from March 25, 2002 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2002 (each, an "Interest Payment Date"), to the Person in whose name such Debenture is registered at the close of business on April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable on any Debenture which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Debenture is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Debenture is registered on the Special Record Date or other specified date determined in accordance with the Senior Indenture.

         The Debentures will mature on April 15, 2032.

         SECTION 2.4. REDEMPTION.

                  (a) The Debentures shall be redeemable before their Stated Maturity in accordance with this Section 2.4 and otherwise in accordance with the provisions of Article IV of the Senior Indenture. In the event of any conflict between this Section 2.4 (including the definitions of terms used herein) and Article IV of the Senior Indenture (including the definitions of terms used therein), this
         Section 2.4 shall control.

                  (b) The Debentures may be redeemed at any time at the option of the Company as set forth in the form of Debenture attached as Exhibit A hereto.

         SECTION 2.5. PLACES OF PAYMENT. The Places of Payment where the Debentures may be presented or surrendered for payment, where the Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and the Senior Indenture may be served shall be at the Corporate Trust Office of the Trustee in the State of New York which shall initially be located at 101 Barclay Street, 21 West, New York, New York 10286.

         SECTION 2.6. METHOD OF PAYMENT. Payment of the principal of, premium, if any, and interest on the Debentures will be made at the office or agency of the Company maintained for that purpose in The City of New York (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payments of interest on the Debentures may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register.

         SECTION 2.7. CURRENCY. Principal, premium, if any, and interest on the Debentures shall be payable in Dollars.

         SECTION 2.8. REGISTERED SECURITIES; GLOBAL FORM. The Debentures shall be issuable and transferable in fully registered form, without coupons. The Debentures shall each be issued in the form of one or more permanent Global Securities. The Depositary for the Debentures shall be The Depository Trust Company. The Debentures shall not be issuable in definitive form except as provided in Section 2.03 of the Senior Indenture.

         SECTION 2.9. FORM OF DEBENTURES. The Debentures shall be substantially in the form attached as Exhibit A hereto.

         SECTION 2.10. REGISTRAR AND PAYING AGENT. The Trustee shall initially serve as Debt Security Registrar and Paying Agent for the Debentures.

         SECTION 2.11. EVENTS OF DEFAULT. In addition to the Events of Default specified in Section 8.01 of the Senior Indenture, the following shall constitute an Event of Default with respect to the Debentures:

                           "default by the Company in the payment of any principal of any Funded Debt of the Company outstanding in an aggregate principal amount in excess of $50,000,000 at the final stated maturity thereof or the occurrence of any other default thereunder, the effect of which default is to cause such Funded Debt to become, or to be declared, due prior to its final stated maturity unless (A) such default shall be cured, by payment or otherwise, within 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Debentures a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, and the receipt by the Company of such written notice or (B) the acceleration is not rescinded or annulled or the default that caused the acceleration is not cured with 60 days after the receipt by the Company of such written notice."

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. RATIFICATION OF SENIOR INDENTURE. Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 3.2 GOVERNING LAW. This Supplemental Indenture and each Debenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended and shall, to the extent applicable, be governed by such provisions.

         SECTION 3.3. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4. RECITALS. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                                   DEVON ENERGY CORPORATION

                                   By:          /s/ William T. Vaughn
                                      ------------------------------------------
                                      Name:  William T. Vaughn
                                      Title: Senior Vice President - Finance


                                   THE BANK OF NEW YORK,
                                   as Trustee

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                    Exhibit A to
                                                     Supplement Indenture No. 1.


         UNLESS THIS SECURITY IS PRESENTED BY AN UNAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

                            DEVON ENERGY CORPORATION

                         7.95% Senior Debenture Due 2032

Registered No. ____                                             PRINCIPAL AMOUNT
CUSIP NO. 251799 AA 0                                             $_____________


         DEVON ENERGY CORPORATION, a Delaware corporation (herein referred to as the "Company" which term includes any successor entity under the Indenture referred to), for value received, hereby promises to pay to ___________, or registered assigns, upon presentation, the principal sum of $______________ on April 15, 2032 (the "Stated Maturity Date") and to pay interest thereon from March 25, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year (each, an "Interest Payment Date"), commencing October 15, 2002, at the rate of 7.95% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 and October 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose; PROVIDED, HOWEVER, that such interest may be paid, at the Company's option, by mailing a check to such Holder at its registered address. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The principal of this Debt Security payable on the Stated Maturity Date or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date will be paid against presentation of this Debt Security at the office or agency of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest payable on this Debt Security on any Interest Payment Date and on the Stated Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including March 25, 2002, if no interest has been paid on this Debt Security) to but excluding such Interest Payment Date or the Stated Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be.

         All payments of principal, premium, if any, and interest in respect of this Debt Security will be made by the Company in immediately available funds.

         Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Debt Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by one of its duly authorized officers.

Dated:  ______________


                                      DEVON ENERGY CORPORATION

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: _____________

                                       THE BANK OF NEW YORK

                                       By:
                                          --------------------------------------
                                                  Authorized Signatory

                              [Reverse of Security]

                            DEVON ENERGY CORPORATION

         This Debt Security is one of a duly authorized issue of securities of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 2002, as supplemented by Supplemental Indenture No. 1, dated as of March 25, 2002 (as so supplemented, herein called the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Debt Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the duly authorized series of Debt Securities designated on the face hereof, and the aggregate principal amount of the Debt Securities to be issued under such series is initially limited to $1,000,000,000, subject to the Company's right to increase such limit as provided in the Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debt Securities). All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         If an Event of Default, as defined in the Indenture, with respect to the Debt Securities of this series, shall occur and be continuing, the Principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         This Debt Security will be redeemable, in whole or in part, at any time, at the Company's option, at a redemption price equal to the greater of (1) 100% of the principal amount of this Debt Security then outstanding to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest hereon (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the Stated Maturity Date computed by discounting such payments to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of 30 basis points plus the Adjusted Treasury Rate on the third Business Day prior to the Redemption Date, as calculated by an Independent Investment Banker, plus accrued and unpaid interest, up to, but not including the Redemption Date.

         Notice of redemption will be given by mail to Holders of Debt Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

         In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Debt Securities issued under the Indenture at the time Outstanding and affect thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Debt Securities, on behalf of the Holders of all such securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Debt Securities of any series to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and other Debt Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

         No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debt Security at the times, places and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Debt Security is registrable in the Debt Security Register of the Company upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debt Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this Debt Security is exchangeable for a like aggregate principal amount of Debt Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

         The Debt Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not his Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Debt Securities of this series as a convenience to the Holders of such Debt Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Debt Securities, and reliance may be placed only on the other identification numbers printed hereon.

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________

(Please Print or Type Name and Address Including Zip Code of Assignee)

the within Debt Security of Devon Energy Corporation and hereby does irrevocably constitute and appoint ______________________________________ Attorney to transfer said security on the books of the within-named Corporation with full power of substitution in the premises.

________________________________________________________________________________
(Please Insert Social Security or Other Identifying Number of Assignee)

Dated: _____________


                                                       _________________________

                                                       _________________________


                             SIGNATURE OF GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of The Bank of New York, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by The Bank of New York in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934 as amended.

         NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Debt Security in every particular, without alteration or enlargement of any change whatever.